(1) Diversification of Investment Portfolio			USD=	102.61
VANGUARD TOTAL STOCK MARKET INDEX FUND (All Share Classes)
		(As of the end of April 2014 )
Type of Assets	Name of Country	Market Value	Investment Ratio
		Total Dollar	(%)
[Common Stock]	US	326,743,119,315	99.53
			0.00
			0.00
			0.00
	Sub-Total	326,743,119,315	99.53
Cash, Deposits, and Other Assets (after		1,534,785,200	0.47
liabilities)
Total (Net Asset Value)		328,277,904,515	100.00
		33,684,595.78	Million JPY

** Total Net Assets for Investor Shares: $[109,020,324,031.95] (as of the end of April 2014)
Note: Investment ratio is calculated by dividing each asset at its market value by the total Net
Asset Value of the Fund. The same applies hereinafter.

	Total Stock Market Index Fund Equity Shares (Top 30)							Total NAV:	328,277,904,515
	(A) Names of Major Portfolio
	Equity Shares
								(As of end of April 2014)
					Cost Basis (USD)		Market Value (USD)
No.	Name of Company	Country	Business	(# of	Price per	Total	Price	Total	Investment Ratio
				Shares)	Share		per		(%)
							Share
1.	APPLE INC	USA	Information	14,006,526	247.35	3,464,452,620	590.09	8,265,110,927	2.52
			Technology
2.	EXXON MOBIL CORP	USA	Energy	67,817,166	70.27	4,765,365,575	102.41	6,945,155,970	2.12
3.	MICROSOFT CORP	USA	Information	117,240,750	29.41	3,447,483,062	40.40	4,736,526,300	1.44
			Technology
4.	JOHNSON&JOHNSON	USA	Health Care	44,398,078	66.76	2,963,908,458	101.29	4,497,081,321	1.37
5.	GENERAL ELECTRIC	USA	Industrials	157,337,522	26.76	4,209,837,457	26.89	4,230,805,967	1.29
6.	WELLS FARGO & CO	USA	Financials	82,604,085	38.35	3,168,092,002	49.64	4,100,466,779	1.25
7.	CHEVRON CORP	USA	Energy	29,961,369	81.70	2,447,744,012	125.52	3,760,751,037	1.15
8.	BERKSHIRE HATH-B	USA	Financials	27,378,542	99.64	2,728,065,232	128.85	3,527,725,137	1.07
9.	PROCTER & GAMBLE	USA	Consumer Staples	42,572,731	62.15	2,645,843,867	82.55	3,514,378,944	1.07
10.	JPMORGAN CHASE	USA	Financials	59,421,757	42.47	2,523,438,370	55.98	3,326,429,957	1.01
11.	IBM	USA	Information	16,341,053	122.47	2,001,240,180	196.47	3,210,526,683	0.98
			Technology
12.	PFIZER INC	USA	Health Care	100,164,999	24.02	2,406,025,404	31.28	3,133,161,169	0.95
13.	VERIZON COMMUNIC	USA	Telecommunication	64,985,121	40.61	2,638,961,206	46.73	3,036,754,704	0.93
			Services
14.	AT&T INC	USA	Telecommunication	81,717,100	30.71	2,509,812,700	35.70	2,917,300,470	0.89
			Services
15.	MERCK & CO	USA	Health Care	46,153,052	43.49	2,007,361,147	58.56	2,702,722,725	0.82

16.	COCA-COLA CO/THE	USA	Consumer Staples	62,234,870	29.96	1,864,580,125	40.79	2,538,560,347	0.77
17.	BANK OF AMERICA	USA	Financials	165,811,099	20.57	3,411,406,350	15.14	2,510,380,039	0.76
18.	GOOGLE INC-C	USA	Information	4,471,894	299.81	1,340,735,641	526.66	2,355,167,694	0.72
			Technology
19.	GOOGLE INC-A	USA	Information	4,396,806	297.07	1,306,179,196	534.88	2,351,763,593	0.72
			Technology
20.	CITIGROUP INC	USA	Financials	45,263,624	63.56	2,876,752,037	47.91	2,168,580,226	0.66
21.	ORACLE CORP	USA	Information	52,933,435	21.40	1,132,926,941	40.88	2,163,918,823	0.66
			Technology
22.	QUALCOMM INC	USA	Information	26,534,876	48.83	1,295,567,642	78.71	2,088,560,090	0.64
			Technology
23.	INTEL CORP	USA	Information	78,028,134	23.68	1,847,904,998	26.69	2,082,570,896	0.63
			Technology
24.	SCHLUMBERGER LTD	USA	Energy	20,498,412	65.60	1,344,676,705	101.55	2,081,613,739	0.63
25.	PEPSICO INC	USA	Consumer Staples	24,006,817	63.47	1,523,784,020	85.89	2,061,945,512	0.63
26.	WAL-MART STORES	USA	Consumer Staples	25,419,160	54.22	1,378,319,124	79.71	2,026,161,244	0.62
27.	PHILIP MORRIS IN	USA	Consumer Staples	23,641,546	50.75	1,199,720,005	85.43	2,019,697,275	0.62
28.	WALT DISNEY CO	USA	Consumer	24,746,932	35.10	868,693,118	79.34	1,963,421,585	0.60
			Discretionary
29.	GILEAD SCIENCES	USA	Health Care	24,135,677	26.75	645,677,011	78.49	1,894,409,288	0.58
30.	CISCO SYSTEMS	USA	Information	80,829,298	21.89	1,769,684,822	23.11	1,867,965,077	0.57
			Technology

(A) Record of Changes in Net Assets			USD=	102.61

VANGUARD TOTAL STOCK MARKET INDEX FUND – INVESTOR SHARES

	Total Net Asset Value		Net Asset Value per Share
	US$	Yen	US$	Yen
	(millions)	(millions)
The 13th Fiscal Year Ended on	31,718	3,254,584	28.77	2,952
December 31, 2004
The 14th Fiscal Year Ended on	29,785	3,056,239	30.00	3,078
December 31, 2005
The 15th Fiscal Year Ended on	39,095	4,011,538	34.09	3,498
December 31, 2006
The 16th Fiscal Year Ended on	50,183	5,149,278	35.36	3,628
December 31, 2007
The 17th Fiscal Year Ended on	39,440	4,046,938	21.80	2,237
December 31, 2008
The 18th Fiscal Year Ended on	58,004	5,951,790	27.45	2,817
December 31, 2009
The 19th Fiscal Year Ended on	56,063	5,752,624	31.56	3,238
December 31, 2010
The 20th Fiscal Year Ended on	62,668	6,430,363	31.29	3,211
December 31, 2011
The 21th Fiscal Year Ended on	78,936	8,099,623	35.64	3,657
December 31, 2012
The 22nd Fiscal Year Ended on	105,008	10,774,871	46.67	4,789
December 31, 2013
2013 End of January	84,464	8,666,851	37.60	3,858

February	86,229	8,847,958	38.08	3,907
March	90,137	9,248,958	39.39	4,042
April	92,414	9,482,601	40.06	4,111
May	94,014	9,646,777	40.99	4,206
June	91,753	9,414,775	40.29	4,134
July	93,900	9,635,079	42.50	4,361
August	92,217	9,462,386	41.30	4,238
September	95,392	9,788,173	42.62	4,373
October	100,322	10,294,040	44.42	4,558
November	101,510	10,415,941	45.70	4,689
December	105,008	10,774,871	46.67	4,789
2014 End of January	101,718	10,437,284	45.22	4,640
February	106,938	10,972,908	47.36	4,860
March	107,838	11,065,257	47.41	4,865
April	109,020	11,186,542	47.44	4,868

(B) Record of Distributions Paid

VANGUARD TOTAL STOCK MARKET INDEX FUND - INVESTOR SHARE

	Total Distributions
	US$		Yen
The 13th Fiscal Year (1/1/04-12/31/04)	0.445		45.661
The 14th Fiscal Year (1/1/05-12/31/05)	0.473		48.535
The 15th Fiscal Year (1/1/06-12/31/06)	0.524		53.768
The 16th Fiscal Year (1/1/07-12/31/07)	0.602		61.771
The 17th Fiscal Year (1/1/08-12/31/08)	0.586		60.129
The 18th Fiscal Year (1/1/09-12/31/09)	0.515		52.844
The 19th Fiscal Year (1/1/10-12/31/10)	0.530		54.383
The 20th Fiscal Year (1/1/11-12/31/11)	0.562		57.667
The 21th Fiscal Year (1/1/12-12/31/12)	0.720		73.879
The 22nd Fiscal Year (1/1/13-12/31/13)	0.765		78.497
2013 End of January		-	-
February		-	-
March	0.166		17.033
April		-	-
May	-		-
June	0.176		18.059
July	-		-
August		-
September	0.196		20.112
October		-
November		-
December	0.227		23.292

2014 End of January		-
February		-
March	0.192	19.701
April		-

(C) Record of changes in Return

VANGUARD TOTAL STOCK MARKET INDEX FUND - INVESTOR SHARES

Fiscal Year	Annual Return (%)
The 13rd Fiscal Year (1/1/04-12/31/04)	12.41
The 14th Fiscal Year (1/1/05-12/31/05)	5.92
The 15th Fiscal Year (1/1/06-12/31/06)	15.51
The 16th Fiscal Year (1/1/07-12/31/07)	5.49
The 17th Fiscal Year (1/1/08-12/31/08)	-36.69
The 18th Fiscal Year (1/1/09-12/31/09)	28.28
The 19th Fiscal Year (1/1/10-12/31/10)	16.90
The 20th Fiscal Year (1/1/11-12/31/11)	0.93
The 21st Fiscal Year (1/1/12-12/31/12)	16.25
The 22nd Fiscal Year (1/1/13-12/31/13)	33.09

(a) Statement of Net Assets (as of April 2014) (All Share Classes)			USD=	102.61
			(As of the end of April 2014)
		US$	JPY (in thousands
			except column V)
I. Total Assets		330,387,668,151	33,901,078,629
II Total Liabilities		2,109,763,636	216,482,847
III. Total Net Assets (I - II)	*	328,277,904,515	33,684,595,782
IV. Total Number of Shares Outstanding	**	6,470,480,259	Shares
V. Net Asset Value per Share (III / IV)	***	50.73

* Total Net Assets for Investor Shares = $[109,020,324,031.95]
** Total Number of Shares Outstanding for Investor Shares = [2,298,163,447.4420]
*** Net Asset Value per Share for Investor Shares = $[47.44]

[for performance report]			(As of the end of December
			2013)
		US$	JPY (in thousands
			except column V)

I. Total Assets		310,480,561,338	31,858,410,399
II Total Liabilities		3,148,440,212	323,061,450
III. Total Net Assets (I - II)	*	307,332,121,126	31,535,348,949
IV. Total Number of Shares Outstanding	**	6,161,149,276	Shares
V. Net Asset Value per Share (III / IV)	***	49.88	5,118

* Total Net Assets for Investor Shares = $[105,008,332,407.91]
** Total Number of Shares Outstanding for Investor Shares = [2,249,870,592.7670]
*** Net Asset Value per Share for Investor Shares = $[46.67]